EXHIBIT 99.1

VolitionRx Limited Announces $500,000 Partial Pre-Payment of Convertible Note in Cash

•	Reduces outstanding principal to only $0.7 million on the $2.4 million note and brings total debt reduction across both notes to over $5.0 million since June 30, 2026.

•	Secures agreement pausing conversion rights until January 2027 (unless closing share price equals or exceeds $0.275) and deferring remaining monthly repayments for 2026.

HENDERSON, Nev., Oct. 27, 2026 /PRNewswire/ -- VolitionRx Limited (NYSE AMERICAN: VNRX) (“Volition”), a multi-national epigenetics company, today announces a $500,000 partial prepayment in cash towards the outstanding principal balance on its senior secured convertible promissory note, dated January 15, 2026, in the original principal amount of $2,400,000 (the “Note”), issued to Lind Global Asset Management XII LLC (“Lind”). Following the partial pre-payment, the remaining outstanding balance under the Note as of the date of this announcement is down to $706,667. As previously announced, the senior secured convertible promissory note, dated May 20, 2025, in the original principal amount of $7,500,000, also issued to Lind, was fully-satisfied by the Company in September and is no longer outstanding.

In connection with the partial prepayment, Volition and Lind entered into a waiver and consent pursuant to which (i) Lind agreed to accept such prepayment, (ii) Lind agreed not to exercise its conversion rights under the Note on or prior to January 1, 2027 unless and until the closing price per share of Volition’s common stock equals or exceeds $0.275 per share, and (iii) the parties agreed to defer the otherwise required monthly repayments for each of November and December 2026 and to continue to reflect such amounts in outstanding principal until otherwise satisfied.

Cameron Reynolds, Chief Executive Officer, Volition, commented:

“We appreciate Lind’s continued partnership and flexibility as reflected in this agreement and are very pleased to prepay a significant portion of the outstanding balance of this Note to Lind in cash well ahead of schedule. With this prepayment, we have extinguished over $5.0 million across both notes since June 30th, and we expect to have the remaining Note fully-satisfied well in advance of its maturity. We continue to execute against our plan to improve Volition's financial position and further debt and expense reduction remains a top priority as we seek to maximize stockholder value."

About Volition

Volition is a multi-national company focused on advancing the science of epigenetics. Volition is dedicated to saving lives and improving outcomes for people and animals with life-altering diseases through earlier detection, as well as disease and treatment monitoring.

Through its subsidiaries, Volition is developing and commercializing simple, easy to use, cost-effective blood tests to help detect and monitor a range of diseases, including some cancers and diseases associated with NETosis, such as sepsis. Early detection and monitoring have the potential not only to prolong the life of patients, but also to improve their quality of life.

The contents found at Volition’s website address are not incorporated by reference into this document and should not be considered part of this document. Such website address is included in this document as an inactive textual reference only.

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Media Enquiries: Ellen Amonoo, Volition, mediarelations@volition.com

Safe Harbor Statement

Statements in this press release may be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. Words such as "expects," "anticipates," "intends," "plans," "aims," "targets," "believes," "seeks," "estimates," "optimizing," "potential," "goal," "suggests," "could," "would," "should," "may," "will" and similar expressions identify forward-looking statements. These forward-looking statements reflect the current belief and expectations of management and relate to, among other topics, statements regarding the satisfaction of the remaining obligations under the Note prior to the scheduled maturity date, as well as future reductions of debt and expenses. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Although Volition believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. Forward-looking statements are subject to risks and uncertainties that may cause Volition's actual activities or results to differ materially from those indicated or implied by any forward- looking statement, including, without limitation, due to risks and uncertainties related to risks disclosed in the documents Volition files from time to time with the SEC, including Volition's Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K. These statements are based on current expectations, estimates and projections about Volition's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are made as of the date of this release, and, except as required by law, Volition does not undertake an obligation to update its forward-looking statements to reflect future events or circumstances.

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